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                                                                  Exhibit 4.03


                    AMENDMENT No. 1 TO STOCKHOLDERS AGREEMENT

                  THIS AMENDMENT NO. 1 TO STOCKHOLDERS AGREEMENT ("Amendment") is made and entered into as of April 30, 1991 by and among the EDUCATION MANAGEMENT CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN (the "ESOT"), MERRILL LYNCH INTERFUNDING INC., a Delaware corporation ("Interfunding"), EMC HOLDINGS, INC., a Delaware corporation ("Holdings"), EDUCATION MANAGEMENT CORPORATION, a Pennsylvania corporation ("EMC"), the stockholders listed on the signature pages hereto (collectively, the "Stockholders"), the option holders listed on the signature pages hereto (collectively, the "Option Holders") and the warrant holders listed on the signature pages hereto (the "Warrant Holders").

                                   WITNESSETH:

                  WHEREAS, the ESOT, Interfunding, Holdings, the Stockholders, the Option Holders and the Warrant Holders are parties to that certain Stockholders Agreement dated as of October 25, 1989 (the "Agreement"); and

                  WHEREAS, effective as of the date hereof, Holdings has merged with and into EMC, with EMC being the surviving corporation (the "Merger"); and

                  WHEREAS, the parties desire to amend certain provisions of the Agreement to reflect the Merger.

                  NOW, THEREFORE, in consideration of the mutual premises herein contained and other valuable consideration, the parties hereto agree to amend the Agreement as follows:

                  1. Assumption Agreement. Effective upon the effective date of the Merger, EMC shall, by operation of law, assume all of the obligations of Holdings under the Agreement. EMC hereby expressly confirms its assumption of the obligations of Holdings under the Agreement, and hereby expressly agrees to be bound by each and every term contained in the Agreement.

                  2. Amendment of Agreement. From and after the date hereof, the Agreement shall be amended as follows:

                           (a) All references to "Education Management
                  Corporation" and "EMC" are hereby amended to refer to "Art Institutes International, Inc." and "AII", respectively.

                           (b) All references to "EMC Holdings, Inc." and
                  "Holdings" are hereby amended to refer to "Education Management Corporation" and "EMC", respectively.

                           (c) All references to the "Third Restated Certificate
                  of Incorporation" shall mean the
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                  Restated Articles of Incorporation of EMC, in the form
                  attached as Exhibit A to the Plan and Agreement of Merger dated April 24, 1991 between Holdings and EMC (the "Plan and Agreement of Merger").

                           (d) All references to the "By-laws" shall mean the
                  Restated By-laws of EMC, in the form attached as Exhibit B to the Plan and Agreement of Merger.

                           (e) Section 3.7 of the Agreement (entitled "Board of
                  EMC"), is hereby deleted in its entirety.

                           (f) Section 14.2 of the Agreement is hereby amended
                  and restated in its entirety to read as follows:

                                    "14.2 Governing Law. This Agreement shall be
                  governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania."

                  3.       Miscellaneous.

                           (a) Except as expressly amended by this Amendment,
                  the Agreement, and each and every term contained therein, are specifically ratified and confirmed.

                           (b) Except for proper nouns and as otherwise defined
                  herein, capitalized terms used herein shall have the meanings ascribed to them in the Agreement.

                           (c) This Amendment shall be governed by and construed
                  in accordance with the laws of the Commonwealth of Pennsylvania.

                           (d) This Amendment may be executed in as many
                  identical counterparts as may be convenient and by the different parties hereto on separate counterparts. This Amendment shall become binding when the Holders of 80% or more of the Common Shares (including those issuable upon the exercise of outstanding Warrants) have executed and delivered at least one counterpart. All counterparts shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Amendment to be duly executed as of the date and year first above written.

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                             EDUCATION MANAGEMENT CORPORATION
                               EMPLOYEE STOCK OWNERSHIP PLAN

                             By:      Marine Midland Bank, N.A., not
                                      in its individual or corporate
                                      capacity but solely as trustee

                             By:      /s/ Stephen Hartman
                                  ----------------------------------------
                             Title: Admin. V.P
                                    --------------------------------------

                             MERRILL LYNCH INTERFUNDING INC.

                             By:
                                 -----------------------------------------
                             Title:
                                    --------------------------------------

                             EMC HOLDINGS, INC.

                             By:
                                  ----------------------------------------
                             Title:
                                    --------------------------------------

                             EDUCATION MANAGEMENT CORPORATION

                             By:
                                 -----------------------------------------
                             Title:
                                    --------------------------------------

                             THE STOCKHOLDERS:

                             ---------------------------------------------
                             R. Margaret Barber

[signatures continued on next page]

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